Duesenberg Technologies Inc. No. 21, Denai Endau 3, Seri Tanjung Pinang, 10470 Tanjung Tokong, Penang, Malaysia

OTCQB: DUSYF

News Release

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DUESENBERG TECHNOLOGIES ANNOUNCES RESULTS FOR AGM AND RESIGNATION OF DIRECTOR

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PENANG, MALAYSIA - (July 19, 2022) Duesenberg Technologies Inc. (OTCQB: DUSYF) (the “Company” or “Duesenberg”), an OTCQB-listed issuer, announced today the results of its Annual General Meeting held on July 6, 2022 (the “Meeting”). At the Meeting, the shareholders voted on the following four proposals and cast their votes as described below.

1.To elect five members of the Company’s Board of Directors to hold office until the next annual meeting of shareholders or until their respective successors have been elected or qualified.

2.To ratify the appointment of Dale Matheson Carr-Hilton Labonte LLP as the Company’s independent registered public accounting firm for the ensuing fiscal year.

3.To hold an advisory vote to approve the named executive officer compensation.

4.To consider and act upon such other business as may properly come before the Meeting or any adjournment thereof.

Proposal One

The individuals listed below were elected as members of the Board of Directors at the Meeting to hold office until the next Annual General Meeting of shareholders or until their respective successors have been elected or qualified.

Nominee	For	Withheld
LIM HUN BENG	29,816,395	6,362
LIONG FOOK WENG	29,816,395	6,362
ONG SEE-MING	29,815,395	7,362
CARL JÜRGEN BARTH	29,819,757	3,000

Chee Wai Hong advised that he would not be standing for re-election at the beginning of the meeting, so the Company has noted a vacancy on its board of directors. Mr. Chee’s decision was not due to, and was not been caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise.

Proposal Two

Proposal two was a management proposal to ratify and approve the appointment of Dale Matheson Carr-Hilton Labonte LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2022. This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Ratification of Dale Matheson Carr-Hilton Labonte LLP as the Company’s Independent Registered Public Accounting Firm	30,934,593	0	0

Proposal Three

Proposal three was a management proposal to hold an advisory vote to approve the named executive officer compensation. This proposal was approved.

	For	Against	Abstained/Broker Non-Votes
Advisory Vote to approve Named Executive Officer Compensation	29,791,224	30,233	1,300

About Duesenberg Technologies Inc.

Duesenberg Technologies Inc. was established out of the collective ambition of investors experienced in the online business and marketing. Our goal was to help entrepreneurs and businesses turn their own ideas and visions into successful companies. The Company’s business strategy relies heavily on environmentally friendly technologies. Duesenberg Technologies’ goal is to be climate neutral across its full value chain, in line with the goals set by the Paris Agreement. The Company is committed to energy resiliency through Development in Energy Transition Goal. This strategy identifies an immediate and urgent need to reduce greenhouse gas emissions to help mitigate the effects of climate change, reduce energy use, and improve air quality. The Company is posed to play a vital role in supporting all three of these objectives by reducing the environmental impact through manufacturing a new type of luxury electric vehicles.

On behalf of the Board of Directors,

Lim, Hun Beng (Joe), President

CONTACT INFORMATION

Duesenberg Technologies Inc.

+1-236-304-0299

contactus@duesenbergtech.com

Forward‐looking Information Cautionary Statement

Except for statements of historic fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements including, but not limited to delays or uncertainties with regulatory approvals and research and development of an Electric Vehicle. There are uncertainties inherent in forward-looking information, including factors beyond the Company’s control. There are no assurances that the business plans for the Company as described in this news release will come into effect on the terms or time frame described herein. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Additional information identifying risks and uncertainties that could affect financial results is contained in the Company’s filings, which are available at www.SEC.gov. We seek safe harbour.